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                             AMENDMENT NO. 6 TO THE
                AMENDED AND RESTATED FUND PARTICIPATION AGREEMENT
                   DATED MARCH 23, 1998, AS PREVIOUSLY AMENDED

     Amendment to the Amended and Restated Fund Participation Agreement (the "Agreement") by and among MetLife Insurance Company of Connecticut ("Insurance Company"), and each of Dreyfus Variable Investment Fund and The Dreyfus Socially Responsible Growth Fund, Inc. (each a "Fund").

     WHEREAS, on November 14, 2014, Insurance Company changed its name to MetLife Insurance Company USA, and changed its state of domicile from Connecticut to Delaware;

     WHEREAS, the parties desire to amend the Agreement to update the Funds listed in Exhibit A;

     WHEREAS, the parties desire to amend the Agreement to update the separate accounts listed in Exhibit B;

     WHEREAS, the parties desire to further modify the Agreement as provided herein;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

     1. The name of Insurance Company in the Agreement is hereby changed to MetLife Insurance Company USA, and the reference to Insurance Company as organized under the laws of the State of Connecticut is hereby changed to refer to the laws of the State of Delaware;

     2. Article XII of the Agreement entitled "Notice" shall be amended as follows:

     "Insurance Company:      MetLife
                              One Financial Center, 20th Floor
                              Boston, MA 02111
                              Attn: Law Department"

     3. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

     4. Exhibit B to the Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

     5.   This Amendment shall be effective as of the 1st day of January, 2015.

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to the
Agreement to be executed in its name and on its behalf by and through its duly authorized officer signing below.

                                            METLIFE INSURANCE COMPANY USA

                                            By: /s/ Karen A. Johnson
                                                -------------------------------
                                            Name: Karen A. Johnson
                                            Title: Vice President
                                            Date: 3-4-15

                                            THE FUNDS

                                            By: /s/ Bradley J. Skapyak
                                                -------------------------------
                                            Name: Bradley J. Skapyak
                                            Title: President
                                            Date: 2/27/15

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                                   EXHIBIT A

Dreyfus Variable Investment Fund
     Appreciation Portfolio                  Initial Class Shares
     International Value Portfolio           Initial Class Shares
     Opportunistic Small Cap Portfolio       Initial Class Shares

The Dreyfus Socially Responsible Growth
Fund, Inc.                                   Service Class Shares

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                                   EXHIBIT B

                               SEPARATE ACCOUNTS

MetLife of CT Separate Account Eleven for Variable Annuities
MefLife of CT Fund UL for Variable Life Insurance
MetLife of CT Fund UL III for Variable Life Insurance
MetLife of CT Separate Account CPPVUL1 (unregistered)

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